UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 30, 2014

Date of Report (Date of earliest event reported)

INVIVO THERAPEUTICS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

NEVADA	000-52089	36-4528166
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

One Kendall Square, Suite B14402

Cambridge, Massachusetts 02139

(Address of Principal Executive Offices)  (Zip Code)

(617) 863-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2014, InVivo Therapeutics Holdings Corp. (the “Company”) and Steven F. McAllister, the Company’s interim Chief Financial Officer, entered into an amended and restated employment agreement (the “Agreement”), which amends and restates the terms of the prior employment agreement the Company had entered into with Mr. McAllister effective December 31, 2013, as amended on April 29, 2014. Unless terminated earlier pursuant to the terms of the Agreement, Mr. McAllister will continue to serve as interim Chief Financial Officer of the Company, until December 31, 2014, subject to automatic month-to-month renewal of the Agreement after such date unless either party provides three weeks’ prior written notice of its intention to terminate the Agreement. Neither party may terminate the Agreement prior to August 30, 2014, unless due to the death or disability of Mr. McAllister.

Mr. McAllister will continue to receive a salary at an annual rate of $260,000, and is eligible to receive benefits to the same extent as provided to the Company’s other senior management employees, including medical and dental benefits. In addition, at the end of the term of the Agreement, subject to his performance of specified objectives, Mr. McAllister will receive a cash bonus equal to 50% of his total salary due under the full term of the Agreement, except that he shall not be eligible to receive the bonus if (i) the Company terminates the Agreement as a result of a material breach by Mr. McAllister or (ii) Mr. McAllister terminates the Agreement for any reason. The Company also agreed to pay his bonus due for the period through May 30, 2014 and any bonus that may be earned for the period from May 31, 2014 through August 30, 2014, no later than August 30, 2014. If Mr. McAllister’s employment is terminated prior to the end of its term (other than by the Company as a result of a material breach by Mr. McAllister or by Mr. McAllister for any reason), Mr. McAllister will receive a lump-sum payment equal to his remaining salary through the term of the Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated as of May 30, 2014, between the Company and Steven F. McAllister.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVIVO THERAPEUTICS HOLDINGS CORP.

Date: May 30, 2014	By:	/s/ Tamara Joseph
	Name:	Tamara Joseph
	Title:	SVP, General Counsel & Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated as of May 30, 2014, between the Company and Steven F. McAllister.